SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                      Rhodes, Inc. Employees' Savings Plan
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Georgia                                        58-036190
   ------------------------------                       -------------------
   (State or other jurisdiction of                      (IRS Employer
   incorporation or organization)                       Identification No.)


   12560 West Creek Parkway,
   ----------------------------------------                    ----------
   Richmond, VA                                                   23238
   (Address of Principal Executive Offices)                    (Zip Code)


                      Rhodes, Inc. Employees' Savings Plan
                      ------------------------------------
                            (Full title of the plan)

                                   Joel Dugan
                              Senior Vice President
                                  Rhodes, Inc.
                            12560 West Creek Parkway
                               Richmond, VA 23238
                     (Name and Address of Agent for Service)


                                 (804) 784-7300
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 With copies to:

                            David W. Robertson, Esq.
                         McGuire, Woods, Battle & Boothe
                                One James Center
                              901 East Cary Street
                               Richmond, VA 23219
                                 (804) 775-1031

Pursuant to Registration Statement No. 33-61613 on Form S-8, Rhodes, Inc., a Georgia corporation (the "Registrant") registered 50,000 shares of the Registrant's Common Stock in connection with the Rhodes, Inc. Employees' Savings Plan (the "Plan"). Effective December 31, 1996, the Registrant was acquired by Heilig-Meyers Company ("Heilig-Meyers") in a merger pursuant to which each share of Rhodes, Inc. Common Stock was converted into .5 share of Heilig-Meyers Common Stock. Following the effective date of the merger, Plan participants were prohibited from acquiring any additional shares of the Registrant's Common Stock or Heilig-Meyers Common Stock under the Plan. The Plan was terminated in December 1997.

The Registrant hereby deregisters all unsold shares of the Registrant's Common Stock as well as all of the indeterminate amount of Plan participation interests that have been registered in connection with the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 1998.


                                                     RHODES, INC.



                  Date: June 17, 1998          By:   s/William C. DeRusha
                                                     --------------------
                                                     William C. DeRusha
                                                     Chairman of the Board and
                                                     Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.




               Date:  June 17, 1998         s/William C. DeRusha
                                            --------------------
                                            William C. DeRusha
                                            Chairman of the Board
                                            Principal Executive Officer
                                            Director



               Date:  June 17, 1998         s/Roy B. Goodman
                                            ----------------
                                            Roy B. Goodman
                                            Senior Vice President
                                            Principal Financial Officer




               Date:  June 17, 1998         s/William J. Dieter
                                            -------------------
                                            William J. Dieter
                                            Senior Vice President, Accounting
                                            Principal Accounting Officer



               Date:  June 17, 1998         s/Alexander Alexander
                                            Alexander Alexander, Director



               Date:  June 17, 1998         s/Robert L. Burrus, Jr.
                                            -----------------------
                                            Robert L. Burrus, Jr., Director

               Date:  June 17, 1998         s/Beverley E. Dalton
                                            --------------------
                                            Beverley E. Dalton, Director



               Date:  June 17, 1998         s/Charles A. Davis
                                            ------------------
                                            Charles A. Davis, Director



               Date:  June 17, 1998         s/Benjamin F. Edwards, III
                                            --------------------------
                                            Benjamin F. Edwards, III, Director



               Date:  June 17, 1998         s/Alan G. Fleischer
                                            -------------------
                                            Alan G. Fleischer, Director



               Date:  June 17, 1998         s/Nathaniel Krumbein
                                            --------------------
                                            Nathaniel Krumbein, Director



               Date:  June 17, 1998         s/Hyman Meyers
                                            --------------
                                            Hyman Meyers, Director



               Date:  June 17, 1998         s/S. Sidney Meyers
                                            ------------------
                                            S. Sidney Meyers, Director



               Date:  June 17, 1998         s/Troy A. Peery, Jr.
                                            --------------------
                                            Troy A. Peery, Jr., Director



               Date:  June 17, 1998         s/Lawrence N. Smith
                                            -------------------
                                            Lawrence N. Smith, Director



               Date:  June 17, 1998         s/Eugene P. Trani
                                            -----------------
                                            Eugene P. Trani, Director



               Date:  June 17, 1998         s/L. Douglas Wilder
                                            -------------------
                                            L. Douglas Wilder, Director